Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Second Quarter 2016 Results

TUCSON, Ariz., August 9, 2016 (GLOBE NEWSWIRE) -- HTG Molecular Diagnostics, Inc. (NASDAQ:HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the three and six month periods ended June 30, 2016.

Recent Accomplishments & Highlights:

•	Achieved revenue of $1.9 million for the second quarter of 2016.
•

Announced an agreement with Firalis S.A. to support development of an NGS-based theranostic tool to predict patient response to anti-TNFα therapies to allow for improved patient management in the treatment of rheumatoid arthritis.

•	Announced our VERI/O laboratory service, offering laboratory support services for our biopharmaceutical company customers in biomarker research and companion diagnostic development.
•	Obtained CE/IVD marking for the HTG EdgeSeq DLBCL Cell of Origin Assay, allowing the commercialization of this diagnostic assay in Europe.
•	Initiated HTG EdgeSeq ALKPlus Assay clinical trial for planned pre-market approval (PMA) application for FDA review as a companion diagnostic.

“At the midpoint of our year we are very pleased with progress against our strategic milestones.  The building blocks of our diagnostic business are coming together,” said TJ Johnson, HTG President and CEO.  “Obtaining our first regulatory approval was a major accomplishment for our organization.”

Second Quarter 2016 Financial Results:

Revenue for the second quarter of 2016 was $1.9 million, a 140% increase over the second quarter of 2015, primarily a result of increased service revenue, which was $1.3 million for the quarter. Consumables revenue was $0.6 million for the quarter.

Net loss from operations for the second quarter of 2016 was $6.4 million, compared to $4.7 million for the second quarter of 2015. Net loss per share was $(0.98) for the second quarter of 2016 compared to $(1.73) for the second quarter of 2015.

HTG ended the second quarter with $22.9 million in total cash and investments.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 47539777, or access the webcast on the investor relations section of the company’s website at: www.htgmolecular.com. The webcast will be available on the company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG's mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG's proprietary nuclease protection chemistry. HTG's product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding activities expected to occur in connection with Firalis’ assay development, the expected benefits of our VERI/O laboratory service offerings, our ability to commercialize diagnostic products in Europe, and our planned clinical trials.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that we may not realize the benefits expected under our agreements, risks associated with our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of first party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of first parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product	$577,127	$648,347	$1,177,317	$1,375,785
Service	1,318,689	51,000	1,583,731	113,292
Other	—	91,204	—	325,789
Total revenue	1,895,816	790,551	2,761,048	1,814,866
Cost of revenue	932,976	834,949	1,776,446	1,729,575
Gross margin	962,840	(44,398)	984,602	85,291

Operating expenses:
Selling, general and administrative	4,712,637	3,726,490	9,406,345	7,165,759
Research and development	2,611,591	953,222	4,605,692	1,641,437
Total operating expenses	7,324,228	4,679,712	14,012,037	8,807,196
Operating loss	(6,361,388)	(4,724,110)	(13,027,435)	(8,721,905)
Loss from change in stock warrant valuation	—	(628,643)	—	(239,683)
Interest expense, net	(507,797)	(465,006)	(864,775)	(944,306)
Loss on settlement of convertible debt	—	(705,217)	—	(705,217)
Other	18,442	70,634	18,442	70,634
Net loss before income taxes	(6,850,743)	(6,452,342)	(13,873,768)	(10,540,477)
Income taxes	860	—	4,259	—
Net loss	(6,851,603)	(6,452,342)	(13,878,027)	(10,540,477)
Accretion of redeemable convertible preferred stock discount, issuance costs and dividends	—	(418,465)	—	(1,328,594)
Net loss attributable to common stockholders	$(6,851,603)	$(6,870,807)	$(13,878,027)	$(11,869,071)

Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$(1.73)	$(2.00)	$(5.49)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,018,502	3,973,055	6,952,012	2,163,295

HTG Molecular Diagnostics, Inc.
Balance Sheets

	June 30,	December 31,
	2016	2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$7,510,493	$3,293,983
Short-term investments available-for-sale, at fair value	15,405,414	28,201,507
Accounts receivable	1,911,394	716,246
Inventory, net	2,213,108	2,201,301
Prepaid expenses and other	673,940	445,217
Total current assets	27,714,349	34,858,254

Long-term investments available-for-sale, at fair value	—	2,603,901
Property and equipment, net	3,957,952	1,932,213
Total assets	$31,672,301	$39,394,368

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,607,044	$724,805
Accrued liabilities	1,639,534	1,915,268
Deferred revenue	183,707	47,476
NuvoGen obligation	762,500	543,750
Term loan	6,122,450	3,059,068
Other current liabilities	264,578	29,243
Total current liabilities	10,579,813	6,319,610
Term loan payable - non-current, net of discount and debt issuance costs	8,368,215	7,737,586
NuvoGen obligation - non-current, net of discount	8,119,589	8,415,122
Other	587,034	28,652
Total liabilities	27,654,651	22,500,970

Commitments and Contingencies
Total stockholders’ equity	4,017,650	16,893,398
Total liabilities and stockholders' equity	$31,672,301	$39,394,368

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson
President / CEO
HTG Molecular Diagnostics
Phone: 520-547-2827 x130
Email: tjjohnson@htgmolecular.com